Exhibit 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Eric Hines, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of Milestone Scientific Inc.
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 5, 2026

By:	/s/ Eric Hines
Chief Executive Officer and Principal Executive Officer of Milestone Scientific Inc.